EXHIBIT 31.3

CERTIFICATION PURSUANT TO SECURITIES AND EXCHANGE ACT OF 1934
RULE 13a-14(d)/15d-14(d)

I, Robert M. Brinson, Jr., certify that:

1.	I have reviewed this Amendment No. 2 to Annual Report on Form 10-K/A for the year ended December 31, 2012 of Smart Online, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 30, 3013	By:	/s/ Robert M. Brinson, Jr.
Robert M. Brinson, Jr.
Chief Executive Officer